Exhibit 23 b Consent of Accountant

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 31, 2008, relating to the financial statements of BlueStar Financial Group, Inc. for the period ended June 30, 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC
Independence, Missouri
August 10, 2008